                                                                    Exhibit 10.3

                     ASSIGNMENT OF REINSURANCE RECOVERABLES

                                  BY AND AMONG

                             RSUI INDEMNITY COMPANY,

                              THE BANK OF NEW YORK,

                             ROYAL INDEMNITY COMPANY

                                       AND

                      ROYAL SURPLUS LINES INSURANCE COMPANY

                                  JUNE 10, 2004

            This ASSIGNMENT OF REINSURANCE RECOVERABLES (the "Assignment Agreement"), dated as of June 10, 2004, is entered into by and among Royal Indemnity Company ("RIC"), Royal Surplus Lines Insurance Company ("RSLIC" and together with RIC, the "Ceding Companies"), RSUI Indemnity Company (f/k/a Underwriters Reinsurance Company), a property and casualty insurance company organized under the laws of New Hampshire ("Reinsurer"), and The Bank of New York (the "Trustee").

                                   WITNESSETH

            WHEREAS, each of the Ceding Companies has entered into quota share reinsurance agreements with Reinsurer, dated as of July 1, 2003 (collectively, the "Quota Share Reinsurance Agreements"), pursuant to which RIC and RSLIC respectively have agreed to cede, and Reinsurer has agreed to assume, on a 100% quota share basis, the liabilities and obligations arising out of the Reinsured Contracts (as such term is defined in the respective Quota Share Reinsurance Agreements);

            WHEREAS, pursuant to Section 9.1 of the respective Quota Share Reinsurance Agreements, Reinsurer, as grantor, established the "RSUI Indemnity Company, Grantor" trust (the "Trust") pursuant to a trust agreement as of June 10, 2004 (the "Trust Agreement") naming the Ceding Companies as sole and exclusive beneficiaries of the Trust, and agreed to maintain in such Trust cash and other Acceptable Investments (as such term is defined in the Trust Agreement (collectively, the "Qualifying Assets")) in an amount (the "Required Balance") equal to Reinsurer's aggregate obligations to the Ceding Companies under the Quota Share Reinsurance Agreements, net of (i) collectible Reinsurance Recoverables (as such term is defined in the respective Quota Share Reinsurance Agreements), (ii) RIC's obligations to Landmark American Insurance Company under the RIC (Landmark) Quota Share Reinsurance Agreement (as such term is defined therein) and (iii) premium receivables;

            WHEREAS, pursuant to Section 9.2 of the respective Quota Share Reinsurance Agreements, each of the Ceding Companies and Reinsurer have agreed to enter into this Assignment Agreement, pursuant to which Reinsurer will assign to the Trust, and grant the Trust a first priority perfected security interest in, all of Reinsurer's right, title and interest in, to and under all Cat Cover Reinsurance Recoverables (as such term is defined in the respective Quota Share Reinsurance Agreements) under the catastrophe excess of loss reinsurance treaty or treaties purchased by the Reinsurer with respect to the Reinsured Contracts (the "Assignment"); and

            WHEREAS, the parties hereto agree and acknowledge that the purpose of the Assignment is to secure Reinsurer's obligation to the Ceding Companies to maintain Qualifying Assets in the Trust at or above the Required Balance.

            NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions set forth herein and in the Quota Share Reinsurance Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

            Section 1. Definitions. Certain capitalized terms used but not defined in this Assignment Agreement shall have the meanings ascribed to such terms in the respective Quota Share Reinsurance Agreements or the Trust Agreement.

            Section 2. Assignment and Assumption.

            (a) Subject to Sections 2(d) and 2(e) hereto, Reinsurer hereby assigns, transfers, and conveys to the Trust all of Reinsurer's right, title and interest in and to all of the Cat Cover Reinsurance Recoverables.

            (b) Reinsurer agrees and acknowledges that the Assignment shall, without limitation, grant the Trustee the exclusive right to receive the Cat Cover Reinsurance Recoverables directly from the applicable third party reinsurer, but only if the Qualifying Assets are less than the Required Balance, and to retain the Cat Cover Reinsurance Recoverables to the extent that the aggregate fair market value of Qualifying Assets in the Trust do not at least equal the Required Balance. Reinsurer further agrees that it shall cooperate with the Beneficiary in instructing the Trustee to assign its right to receive such Cat Cover Reinsurance Recoverables directly from the applicable third party reinsurer to the Ceding Companies, as named beneficiaries of the Trust if the aggregate fair market value of Qualifying Assets in the Trust do not at least equal the Required Balance. Any Cat Cover Reinsurance Recoverables which are subject to this Assignment that are received by the Reinsurer, Trustee and/or the Ceding Companies shall be deposited directly into the Trust. The failure by the Reinsurer, Trustee and/or the Ceding Companies to collect or receive the Cat Cover Reinsurance Recoverables shall not relieve Reinsurer of any of its obligations under the Quota Share Reinsurance Agreements to maintain Qualifying Assets in the Trust in an amount equal to the Required Balance.

            (c) Reinsurer agrees and acknowledges that the Assignment shall, without limitation, entitle the Trustee (and/or the Ceding Companies to the extent the

Trustee assigns its rights hereunder to the Ceding Companies) to enforce in the name of Reinsurer any right or claim of Reinsurer with respect to the Cat Cover Reinsurance Recoverables. Any assignment by the Trustee to the Ceding Companies under this Assignment Agreement shall be solely for the purpose of enabling the Ceding Companies, as agent for the Trustee, to collect such Cat Cover Reinsurance Recoverables for deposit into the Trust.

            (d) The parties hereto agree and acknowledge that the purpose of the Assignment is to secure Reinsurer's obligation to the Ceding Companies to maintain Qualifying Assets in the Trust at or above the Required Balance. The rights of the Trustee under this Assignment Agreement with respect to receipt of the Cat Cover Reinsurance Recoverables directly from the applicable third party reinsurer and enforcement of claims (or, if such rights are assigned to the Ceding Companies pursuant to the Trust Agreement, the Ceding Companies), are limited to the extent of the deficiency, if any, in the Required Balance.

            (e) The parties agree that all the proceeds of the Cat Cover Reinsurance Recoverables received by the Trustee in excess of the amount necessary to maintain Qualified Assets in the Trust in an amount equal to the Required Balance shall be remitted by wire transfer of immediately available funds to the Reinsurer in accordance with Section 4.2(a) of the Trust Agreement.

            (f) The parties hereto agree and acknowledge that while the Assignment may not be revoked or terminated except pursuant to Section 6 hereof, Reinsurer will not be obligated to pay any Cat Cover Reinsurance Recoverables actually collected to the Trust, so long as, at the time any of the Cat Cover Reinsurance Recoverables are collected, the aggregate amount of Qualifying Assets maintained in the Trust is at or above the Required Balance. In the event the aggregate amount of cash and other Qualifying Assets maintained in the Trust is below the Required Balance, the Assignment hereunder shall be of all Cat Cover Reinsurance Recoverables due and owing, regardless of the amount of the deficiency in the Trust.

            (g) No provision of this Assignment Agreement shall be construed to require the Trustee itself to commence proceedings or to take any other action in order to enforce any right or claim with respect to the Cat Cover Reinsurance Recoverables.

            Section 3. Acceptance of Assignment. Trustee hereby accepts the Assignment.

            Section 4. All Actions Necessary. Each party hereto, as reasonably requested by the other from time to time, shall take all reasonably appropriate action and execute any reasonably necessary and appropriate additional documents, instruments or conveyances of any kind (not containing additional representations and warranties, covenants or indemnities) which may be reasonably necessary to carry out any of the provisions of this Assignment Agreement.

            Section 5. Perfected Interest In Assignment. The parties intend that the Trustee shall at all times have a first priority, perfected security interest in the Cat Cover Reinsurance Recoverables under the UCC and at common law. Reinsurer shall use its reasonable best efforts to give effect to the foregoing requirements and shall provide the Trustee with the requisite power of attorney in order to allow the Trustee to execute UCC financing statements, continuation statements and other statements provided to it with respect to any and all intangible assets assigned or transferred to the Trustee hereunder. All costs and expenses incurred in connection with obtaining a first priority perfected security interest shall be paid by the Ceding Companies.

            Section 6. Termination of Assignment. The Assignment hereunder may be terminated (i) by delivery to the Trustee of the mutual written consent of the Ceding Companies and Reinsurer; or (ii) automatically upon the termination of the Trust pursuant to the terms of the Trust Agreement.

            Section 7. Interpretation. Notwithstanding anything to the contrary contained in this Assignment Agreement, nothing contained herein shall be deemed to limit, restrict or modify in any manner the rights and obligations of the parties under either the Quota Share Reinsurance Agreements, the Administrative Services Agreements or the Trust Agreement. In case of any conflict between this Assignment Agreement and (a) the Quota Share Reinsurance Agreements, (b) the Administrative Services Agreements, (c) the Trust Agreement, (d) any other Ancillary Agreement, or (e) the Acquisition Agreement, the Quota Share Reinsurance Agreements, the Administrative Services Agreements, the Trust Agreement, the other Ancillary Agreements or the Acquisition Agreement shall govern, except in respect of the rights and obligations of the Trustee which shall be governed solely by the provisions of this Assignment Agreement and the Trust Agreement.

            Section 8. Binding Effect; Assignment. This Assignment Agreement shall be binding upon Reinsurer and its successors and assigns and legal representatives.

Except as provided in this Assignment Agreement, neither this Assignment Agreement, nor any right or obligation hereunder, may be directly or indirectly assigned or transferred by any party, in whole or in part, to any third party (other than to Reinsurer's successors and assigns), including, without limitation, any bankruptcy trustee, by operation of law or otherwise, whether voluntary or involuntary, without the prior written consent of the parties hereto.

            Section 9. Third Party Beneficiaries. This Assignment Agreement shall inure to the benefit of the Trust and the Ceding Companies, as named beneficiaries of the Trust, and their successors and permitted assigns and shall be binding upon Reinsurer and its successors and assigns, and nothing herein is intended or shall be construed to confer upon any other Person any right, remedy or claim under or by reason of this Assignment Agreement or any term, covenant or condition hereof.

            Section 10. Amendment. This Assignment Agreement may only be amended or modified by a written instrument executed by the parties hereto.

            Section 11. Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principals of conflicts of laws thereof.

            Section 12. Consent to Jurisdiction. Subject to Section 11 of this Assignment Agreement, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State and City of New York for the purposes of enforcing this Assignment Agreement. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

            Section 13. Waiver of Jury Trial. Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this Assignment Agreement or the relationship established hereunder. The parties agree that the waiver of jury trial set forth in the preceding sentence is a material inducement for the parties to enter into this Assignment Agreement.

            Section 14. Severability. Any term or provision of this Assignment Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Assignment Agreement or affecting the validity or enforceability of any of the terms or provisions of this Assignment Agreement in any other jurisdiction. If any provision of this Assignment Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

            Section 15. Descriptive Headings. The descriptive section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Assignment Agreement.

            Section 16. Counterparts. This Assignment Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, said counterparts together to constitute one and the same instrument.

            IN WITNESS WHEREOF, this Assignment Agreement has been duly executed and delivered by the duly authorized officers of ROYAL INDEMNITY COMPANY, ROYAL SURPLUS LINES INSURANCE COMPANY, RSUI INDEMNITY COMPANY, and THE BANK OF NEW YORK as of the date first above written.

                                    ROYAL INDEMNITY COMPANY

                                    By:  /s/ Sean A. Beatty
                                        ------------------------------------
                                        Name:  Sean A. Beatty
                                        Title: Senior Vice President

                                    ROYAL SURPLUS LINES INSURANCE COMPANY

                                    By:  /s/ Sean A. Beatty
                                        ------------------------------------
                                        Name:  Sean A. Beatty
                                        Title: Senior Vice President

                                    RSUI INDEMNITY COMPANY

                                    By:  /s/ Phillip S. McCrorie
                                        ------------------------------------
                                        Name:  Phillip S. McCrorie
                                        Title: Senior Vice President
                                                 and Chief Financial Officer

                                    THE BANK OF NEW YORK

                                    By:  /s/ Christopher T. Rusert
                                        ------------------------------------
                                        Name:  Christopher T. Rusert
                                        Title: Assistant Treasurer